                            MANAGEMENT SERVICES AGREEMENT

       This Management Services Agreement ("Agreement") is made this 7th day of April, 1997 between Michigan Educational Employees Mutual Insurance Company, ("MEEMIC"), a Michigan mutual insurance corporation, with its principal office in Auburn Hills, Michigan, and Professionals Insurance Company Management Group ("Professionals"), a Michigan Corporation, having its principal office in Okemos, Michigan.

                                       RECITALS

       WHEREAS, MEEMIC desires to obtain the services of a management firm in the conduct of MEEMIC's insurance business and to provide certain strategic consulting services;

       WHEREAS, MEEMIC is organized under the Michigan Insurance Code of 1956, as amended, being Act 218 of the Public Acts of 1956 (the "Code"), and is subject to on-going regulation by the Michigan Insurance Bureau;

       WHEREAS, Professionals is willing to undertake, pursuant to the terms of this Agreement, the oversight and/or performance of certain duties with respect to MEEMIC's insurance operations;

       NOW, THEREFORE, in consideration of these premises and the terms and conditions set forth herein, MEEMIC and Professionals agree as follows:


                     ARTICLE I - APPOINTMENT OF MANAGER AND TERM

1.01   INITIAL TERM.

       MEEMIC and Professionals agree that Professionals shall perform the services for MEEMIC as described in this Agreement in the manner provided in this Agreement. This Agreement shall be in force for a period of ten (10) years commencing on the later of (i) the date upon which this Agreement has been executed on behalf of both MEEMIC and Professionals or (ii) the date upon which this Agreement is approved by the Michigan Commissioner of Insurance. Notwithstanding the preceding sentence, if the Surplus Note to be issued to Professionals is repaid before the end of any term of this Agreement, MEEMIC may terminate this Agreement on 120 days' written notice.

1.02   SUBSEQUENT TERMS.

       Unless written notice of intent to terminate this Agreement is provided at least 120 days prior to the expiration of the initial or any renewal term of this Agreement, the Agreement shall be automatically extended for another one year term.

                                  ARTICLE 2 - DUTIES

2.01   INFORMATION SYSTEM AND MANAGEMENT SERVICES.

A.     INFORMATION SYSTEM SERVICES.   Professionals shall provide or cause to
be provided all Information System Services required for daily, monthly, quarterly and yearly processing and reporting of MEEMIC's business on a timely and accurate basis. "Information System Services" shall include but not be limited to underwriting, billing, claims, legal, reinsurance and accounting processing and reporting transactions on the WINS, FormsMaker and Freedom software systems along with providing in useable format all reporting and analysis data required for underwriting, claims, legal, billing, marketing, actuarial, accounting, and investments, as described in Exhibit A, and in accordance with the specifications and performance standards set forth in Exhibit A. Professionals shall provide all development, installation, testing and support required for these systems in addition to development, installation, testing and support of all enhancements to the systems deemed necessary by MEEMIC. All enhancements or modifications will be provided according to specifications and timetable defined by MEEMIC. If necessary, Professionals shall provide any additional systems necessary to meet MEEMIC's processing needs and specifications.

       Professionals shall also provide required enhancements, upgrades and/or additions to hardware as may be requested by MEEMIC from time to time to process transactions more efficiently and expand MEEMIC's operational capabilities.

B. CONSULTING AND OTHER SERVICES. Professionals shall provide strategic consulting services and advice ("Consulting Services") as requested from time-to-time by the MEEMIC Board of Directors with respect to matters pertaining to MEEMIC and its insurance operations, including, but not limited to, preparation of business plans, obtaining certificates of authority to transact business in other states, seeking capital for MEEMIC's growth, accounting, actuarial services, investment management, underwriting, assisting in the arrangement of appropriate insurances for MEEMIC's business operations, claims administration, and human resource issues.

C. LICENSES. Professionals warrants and represents that it is in possession of and shall maintain any software licenses or approvals necessary for it to lawfully conduct its duties under this Agreement.


                               ARTICLE 3 - COMPENSATION

3.01   AMOUNT.   Professionals shall be paid the fee set forth in Section 3.03 of this Agreement and shall also be reimbursed for reasonable out-of-pocket expenses reasonably incurred on behalf of MEEMIC, as described in Sections 3.02 of this Agreement, in carrying out its responsibilities under this Agreement.

3.02 EXPENSES. Professionals shall be reimbursed for all reasonable out-of-pocket expenses reasonably incurred, including the costs of third-parties retained to perform services for MEEMIC covered by this Agreement and a reasonable allocation of labor costs for Professionals' employees, which Professionals incurs in the performance of its duties for MEEMIC under this Agreement as approved by MEEMIC's Board of Directors. MEEMIC shall be responsible for all expenses which it incurs. Professionals shall not allocate any of its general overhead expenses as reimbursable expenses under this Section 3.02.

3.03   MANAGEMENT FEE.

A. In addition to reimbursement for out-of-pocket expenses, Professionals shall receive a fee of $2.00 per month for each MEEMIC policy in force on the first day of the month, as determined by MEEMIC's books and records. This fee shall increase each year on the anniversary of the effective date of this Agreement by 10 cents per policy per month. The fee payable to Professionals shall not exceed $2,000,000 per annum, which shall increase by 5% each year on the anniversary of the effective date of this Agreement, in addition to out-of-pocket expenses.

B. Notwithstanding subparagraph 3.03.A, until such time as MEEMIC, with the assistance of Professionals, is able to consolidate and directly control sales operations, the management fee shall be reduced to $1.00 per policy per month. The reduced fee shall increase each year on the anniversary of the effective date of this Agreement, by 5 cents per policy per month. The reduced fee shall not exceed $1,000,000 per annum, which shall increase by 2 1/2% each year on the anniversary of the effective date of this Agreement, in addition to out-of-pocket expenses.

3.04 MANNER AND INTERVAL OF PAYMENT. The amounts to be paid as provided above in Section 3.01 shall be calculated by MEEMIC as of the end of each calendar month and shall be paid, together with all reimbursable out-of-pocket expenses billed by Professionals by the fifteenth day of the month, by MEEMIC to Professionals by the fifteenth day of the succeeding calendar month or, if the fifteenth day falls on a Saturday, Sunday, or holiday, the next day on which MEEMIC is open for business.


                          ARTICLE 4 - CONTROL BY THE COMPANY

4.01 GENERAL RIGHT OF CONTROL. Professionals shall perform its obligations under this Agreement as reasonably directed by the Board of Directors of MEEMIC from time-to-time. MEEMIC shall generally retain and exercise management responsibility in connection with its business. By way of illustration and not limitation, MEEMIC shall continue to be generally responsible for (a) the establishment of general guidelines for coverage, handling or payment of claims,
(b) determining appropriate amounts of insurance and reinsurance for MEEMIC's business, (c) direction of any MEEMIC litigation, and (d) strategic planning.

4.02   THIRD-PARTIES.   In performing its duties under this Agreement,
Professionals may deliver services through Professionals, through a subsidiary of Professionals, by supervising direct employees of MEEMIC, through third party subcontractors, or any combination thereof. Professionals shall not engage or employ a third-party for any single contract in conjunction with providing Information System Services expected to involve the payment of $50,000 or more to such third-party within any given twelve month period without prior written approval by MEEMIC's Board of Directors of the party to be engaged and the terms and conditions of the engagement. Further, Professionals may not dismiss, discharge, or terminate any of the third parties who are approved by MEEMIC to perform any of the duties which Professionals assumed under this Agreement, without the prior written approval of MEEMIC. Any third-party servicer shall provide services of the same or higher quality as those provided by Professionals, and Professionals shall, regardless of the employment of third party subcontractors, remain responsible to MEEMIC for the quality of services rendered under this Agreement.

4.03 EMPLOYEES OR AGENT OF THE MANAGER. If MEEMIC shall disapprove of the use of certain employees or agents of Professionals to perform any of the duties of Professionals under this Agreement, MEEMIC shall notify Professionals in writing of the disapproval and Professionals shall within thirty (30) days of the receipt of such notice remove the given employee or agent from performing the duties of Professionals under this Agreement.


                             ARTICLE 5 - INDEMNIFICATION

5.01 INDEMNIFICATION OF THE MANAGER BY THE COMPANY. MEEMIC shall defend and indemnify Professionals for any and all expenses reasonably incurred by Professionals and for liabilities imposed upon Professionals in connection with or arising out of any action, suit, or proceeding, civil or criminal, or threat thereof, in which Professionals is involved solely by reason of Professionals having performed services for MEEMIC in the manner provided under this Agreement, unless such expenses and/or liabilities result by reason of Professionals having performed services for MEEMIC under this Agreement contrary to the standard of care stated in Section 7.01 of this Agreement or having failed to perform services required under this Agreement contrary to the standard of care stated in Section 7.01. This Section 5.01 shall not obligate MEEMIC to indemnify Professionals in any circumstances other than as stated above. This section shall survive the termination of this Agreement.

5.02 INDEMNIFICATION OF THE COMPANY BY THE MANAGER. Professionals shall defend and indemnify MEEMIC for any and all expenses reasonably incurred by MEEMIC and for liabilities imposed upon MEEMIC in connection with or arising out of any action, suit or proceeding, criminal or civil, or threat thereof by reason of Professionals having performed services for MEEMIC under this Agreement contrary to the standard of care stated in Section 7.01 of this Agreement or having failed to perform services required under this Agreement contrary to the standard of care stated in Section 7.01. This Section 5.02 shall not obligate Professionals to indemnify MEEMIC in any circumstances other than as stated above. This section shall survive the termination of this Agreement.

                            ARTICLE 6 - OWNERSHIP OF DATA

       All data residing on Professionals systems related to MEEMIC shall be the property of MEEMIC, shall be available for inspection and audit by MEEMIC or its representatives at any time during this Agreement, and shall be retained in a mutually agreed upon media and for such a period of time as required by MEEMIC's record retention policies. Upon the termination of this Agreement, Professionals shall not use any records, information or intellectual property obtained through the performance of this Agreement to compete with MEEMIC except for that information which is public record. Additionally, upon termination of this Agreement, Professionals shall return to MEEMIC all MEEMIC-related data residing with Professionals by a media mutually agreed upon.


                   ARTICLE 7 - GENERAL REQUIREMENTS OF THE MANAGER

7.01 MANAGER'S STANDARD OF CARE. Professionals is responsible to perform or cause to be performed the duties assumed under this Agreement in accordance with the standards set forth in the Code as they relate to MEEMIC's business and, to the extent not inconsistent with the Code, in accordance with standard procedures for the performance of such duties which exist in the insurance industry.

7.02 CONFIDENTIAL NATURE OF INFORMATION. During the course of this Agreement and afterward, Professionals agrees that it will treat as confidential all documents, materials and other information it obtains about MEEMIC during the course of this Agreement, except for that information which is public record, and shall return all documents accumulated by Professionals in the course of its services under this Agreement which it possesses upon the termination of this Agreement except as is provided in Article 6.

7.03 CONTINUING COVENANT OF THE MANAGER. As a material inducement to MEEMIC to enter into this Agreement, Professionals promises to MEEMIC that it will maintain or, if needed, add sufficient personnel with the required expertise and capabilities to fulfill its responsibilities under this Agreement and will maintain, or, if needed, add the equipment and other capital needed to meet the duties it assumes under this Agreement.

7.04 USE OF NAME. Professionals in the conduct of its duties shall use the name, logos, trademarks, service marks, or other names or marks of MEEMIC according to the direction of MEEMIC and any applicable licensing arrangements.

7.05 DEALING WITH THIRD PARTIES. Professionals, as authorized by the Board of Directors of MEEMIC, may act for, bind, make commitments, and represent MEEMIC to any third party, in the ordinary course of business and in fulfillment of its obligations under this Agreement, except as expressly limited by the terms of this Agreement.

                           ARTICLE 8 - DEFAULT AND REMEDIES

8.01 DEFAULT BY THE MANAGER. Professionals shall be in default if any of the following shall occur:

A.     Professionals shall perform any act contrary to this Agreement;

B. Professionals shall fail to perform any obligation required in this Agreement;

C. Professionals shall dissolve, terminate its existence, become insolvent, have its business fail, or make an assignment for the benefit of creditors of or by Professionals or commence any proceedings under any State or Federal bankruptcy or insolvency laws or laws for the relief of debtors, or if a receiver, trustee. court-appointee, sequestrator or other party is appointed over all or any part of the property of Professionals;

The above conditions shall be collectively referred to as the "Manager's
Default".

8.02 REMEDIES OF THE COMPANY UPON MANAGER'S DEFAULT. Upon the occurrence of one or more event of Manager's Default, MEEMIC may send a written notice to Professionals, stating with reasonable specificity the circumstance constituting the Manger's Default and stating the requested action to be taken to cure such default. If forty-five (45) days have passed from the date of the notice without the Manager's Default being cured, this Agreement may be terminated upon written notice by MEEMIC. Manager's Default shall not be the basis for termination of this Agreement unless it is a material breach of Professionals' duties and obligations under this Agreement. Upon the termination of this Agreement based on a material breach of this Agreement by Professionals, Professionals shall, at MEEMIC's request, assign to MEEMIC all software licenses relative to software used in MEEMIC's information processing and obtain One and a Half Million ($1,500,000) Dollars in liquidated damages. In the event MEEMIC has provided a written notice to Professionals of a Manager's Default, and in MEEMIC's sole discretion determines to employ a substitute servicer to provide the services contemplated by this Agreement, Professionals' compensation under this Agreement shall be reduced by the amount(s) paid to the substitute servicer during the term of the Manager's Default.

8.03 DEFAULT BY THE COMPANY. MEEMIC shall be in default if any of the following shall occur:

A.     MEEMIC shall perform any act contrary to this Agreement, or

B.     MEEMIC shall fall to perform any obligation required in this Agreement.

The above conditions shall be collectively referred to as the "Company's
Default".

8.04 REMEDIES OF THE MANAGER UPON COMPANY'S DEFAULT. Upon the occurrence of one or more event of the Company's Default, Professionals may send a written notice to MEEMIC stating with reasonable specificity the circumstance constituting Company's Default and stating the requested action to be taken to cure such default. After forty-five
(45) days have passed from the date of the notice without the Company's Default being cured, this Agreement may be terminated upon written notice by Professionals. Company's Default shall not be the basis for termination of this Agreement unless it is a material breach of MEEMIC's duties and obligations under this Agreement. Upon a material breach of this Agreement by MEEMIC, Professionals may elect to continue this Agreement and seek actual damages under
Section 8.05 or to terminate the Agreement, assign all software licenses relative to MEEMIC's information processing to MEEMIC and obtain Two Million ($2,000,000) Dollars multiplied by the remaining years on the term of this Agreement in liquidated damages. If this Agreement terminates more than three months after any anniversary effective date, for purposes of calculating liquidated damages, such partial year will be considered a complete year for purposes of liquidated damages.

8.05   ARBITRATION.

A. ALL DISPUTES SUBJECT TO ARBITRATION. MEEMIC and Professionals agree to submit to arbitration any dispute which arises under this Agreement and which the parties are unable to resolve between themselves. Issues that are subject to arbitration include, but are not limited to, the following:

       1. Whether there has been a breach of the standard of care assumed by Professionals under Section 7.01;

       2. Whether an event of Manager's Default is material such that it is sufficient to terminate this Agreement under Section 8.02;

       3. Whether an event of Company's Default is material such that it is sufficient to terminate this Agreement under Section 8.04.

       4. Whether an event of Manager's Default or Company's Default has occurred and, if so, the amount of damages due to the other party as a consequence of the event of default.

B.     ARBITRATION PROCEDURE.   Either party to this Agreement may demand
arbitration by sending a written notice of demand to the American Arbitration Association ("AAA") 1 Town Square, Suite 1600, Southfield, Michigan 48076-3728, or such address in Michigan to which the AAA may move, with a copy of the demand to the other party in accord with Section 9.02 of this Agreement. Three disinterested arbitrators currently serving in a senior management capacity of an insurance company shall be chosen. One shall be selected by Professionals, one shall be selected by MEEMIC, and the third shall be chosen by the two arbitrators selected by the parties. If the two arbitrators cannot agree upon a third arbitrator within one week after both have agreed to serve, the third arbitrator shall be chosen by the AAA. Should either party fail to select its arbitrator within 21 days of the service of the written demand for arbitration, the AAA shall select an arbitrator for the party failing to make a timely selection of arbitrator. The arbitrators shall keep a stenographic record of their proceedings. Decisions must be made by a majority and shall be fully explained in writing. Judgment may be entered on any arbitration decision in any court of competent jurisdiction.
Each party shall bear its own fees and costs, and the parties shall split the costs of the arbitrators.


                             ARTICLE 9 - MISCELLANEOUS

9.01 CHOICE OF LAW. This Agreement, and any dispute arising hereunder, shall be construed and enforced in accordance with the laws of the State of Michigan.

9.02 NOTICES. All notices and other communications relating to this Agreement shall be deemed given when personally delivered or on the third succeeding business day after being mailed by registered or certified mail, return receipt requested, to the appropriate party at its address below or at such other address as shall be specified by notice given hereunder.

               MEEMIC:         Chairman of the Board of Directors
                               691 N. Squirrel Rd, Suite 200
                               Auburn Hills, MI 48326

               with copy to:   President of MEEMIC
                               691 N. Squirrel Rd, Suite 200
                               Auburn Hills, MI 48326

               Professionals:  President of Professionals
                               4295 Okemos Road
                               Box 2510
                               Okemos, MI 48805-9510

               with copy to:   Corporate Secretary
                               4295 Okemos Road
                               Box 2510
                               Okemos, MI 48805-9510

9.03 BENEFIT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns.

9.04 AMENDMENT. This Agreement may not be amended, altered or modified except in writing signed by the party against whom enforcement or any waiver, change, discharge, alteration or modification is sought.

9.05 INVALIDITY. The invalidity of any provision of this Agreement shall not affect the validity of the remainder of any such provision or the remaining provisions of this Agreement.

9.06 INTERPRETATION. This Agreement is the result of negotiations between the parties and is not to be construed more or less favorably to either party on the basis that one party drafted the

Agreement. This Agreement shall be given a reasonable construction given the language actually used and its purpose.

9.07 PARAGRAPH HEADINGS. The article, section and paragraph headings included in this Agreement have been used solely for convenience and shall not be used in conjunction with the interpretation of this Agreement. References to articles, sections and paragraphs shall refer to such provisions in this Agreement unless otherwise stated.

9.08 WAIVER. The failure of either party at any time to require performance by the other party of any provision of this Agreement shall not be deemed a continuing waiver of that provision or a waiver of any other provision of this Agreement. and shall in no way affect the full right to require such performance from the other party at any time thereafter.

9.09 ASSIGNMENT. No party may assign its rights under this Agreement without the prior written consent of the other party.

9.10 COUNTERPARTS. If photocopies or duplicates of the original of this Agreement are signed by the parties then each such originally signed document shall be deemed to be an original of this Agreement.

9.11 EFFECTIVE DATE. This Agreement is effective as of the Effective Date provided in Section 6.01 of this Agreement.

                               MICHIGAN EDUCATIONAL EMPLOYEES
                               MUTUAL INSURANCE COMPANY



                                       By: /s/ Lynn M. Kalinowski
                                          -------------------------------------
                                           Lynn M. Kalinowski, President


                                       PROFESSIONALS INSURANCE
                                       COMPANY MANAGEMENT GROUP



                                       By: /s/ Victor T. Adamo
                                          -------------------------------------
                                          Victor T. Adamo, President

                                     Exhibit A

                Detailed Description of Information System Services

1. Professionals will provide direction and support through a Chief Information Officer to MEEMIC's Information Systems staff and assist and provide guidance to them to include but not limited to:

- Operating Professionals systems and hardware in order to meet the Standards as established,

- Operating MEEMIC's systems and hardware in order to meet MEEMIC user business needs,

- Establishing connectivity required in MEEMIC's operations including but not limited to Agency interfaces, network interfaces, Dateq and Ivans/Advantis,

- Developing new software owned by MEEMIC or Professionals or enhancements to current software owned by MEEMIC or Professionals,

- Providing the managerial and administrative function required for an efficiently run department with highly motivated employees,

- Providing MEEMIC with information related to new technology that could improve and/or enhance MEEMIC's systems,

-    Providing MEEMIC with guidance in the telephony operations.

The CIO will be present at MEEMIC's site for not less than three business days per week.

2. MEEMIC will retain the right to approve any proposed candidate for the position of CIO and can request a change of individuals serving in that capacity at any time. This request will not be unreasonably denied by Professionals.

3. MEEMIC information systems personnel will not be denied access to any systems or hardware licensed to Professionals but used in the course of MEEMIC business operations without the consent of MEEMIC senior management.

4. Professionals will continue product support and maintenance of all software and hardware used in MEEMIC's business operations. At such time as it may deem such product support and/or maintenance unnecessary it may be terminated only upon written consent by MEEMIC senior management.

5. MEEMIC retains the right to negotiate final payment terms on all hardware and software licenses not yet fully paid at the date of signing of this agreement.

6.  Business operations requirements are as follows:

UNDERWRITING:

To include providing software technology for production of personal auto, homeowners declaration pages and certificates of insurance for new, endorsed and renewal business, endorsement forms, cancellation notices and reinstatement notices and all other underwriting documents required to do business in the states in which MEEMIC operates.

To include software technology to provide all necessary daily, monthly, quarterly and year-end reports deemed necessary by MEEMIC to report on business underwritten including reports detailing premiums, policy count, transaction count, cancellation count, renewal count, non renew count and all other underwriting statistics captured in the database software as may be required.

To provide software technology for all adhoc underwriting inquiries deemed necessary by MEEMIC.

To include all information systems hardware and/or support necessary for the production of the business including terminals, personal computers, data lines, processing server and printers.

To include all necessary controls and reports as deemed appropriate by MEEMIC to confirm the accuracy and integrity of the data produced and stored on the software systems and hardware in place.

                                 Standards
                                 ---------
Declaration Pages                  Next Day

Duplicate Declaration Pages        Same Day

All notices and endorsement
forms                              Next Day

Homeowner Declaration pages
required for closings              Same Day

Daily Reports                      Next Day

Monthly Reports                    Day after Month-End

Quarterly Reports                  Two Days after Quarter-End

Year-End Reports                   Five Days after Year-End


CLAIMS:


To include providing software technology for recording, tracking, reserving, adjusting, pending, paying and closing of all claims and claims expense and recording and tracking of all law suits filed against MEEMIC and/or its policyholders.

To include providing software technology for the issuance of daily, monthly, quarterly and year-end claims reports, claims checks, and claim notices required in all states in which MEEMIC operates.

To include software technology to provide for all adhoc claims inquiries deemed necessary by MEEMIC.

To provide all information system hardware and/or support necessary for the adjudication of claims, tracking of reinsurance and lawsuit management including terminals, personal computers, data lines, printers and processing server.

To provide all necessary controls and reports as deemed appropriate by MEEMIC to confirm the accuracy and integrity of the data produced and stored on the software systems and hardware in place.

                                 Standards
                                 ---------
Claims Checks                      Next Day

Claims Notices, Letters, Face
Sheets                             Next Day

Reports                            Same as Underwriting


BILLING:

To include providing software technology for production of personal auto and homeowners billing invoices, payment reminders and premium checks and all other billing documents required to do business in the states in which MEEMIC operates.

To include providing software technology to apply and record credit card transactions, cash received, and complete electronic funds transfers and account for all payments and related earned and unearned premium in accordance with MEEMIC's accounting practices and procedures.

To include software technology to provide all necessary daily, monthly, quarterly and year-end reports deemed necessary by MEEMIC to report on business billed, cash received and premium owing including reports detailing premiums, bill count, transaction count, cancellation count, renewal count, non renew count and all other billing statistics captured in the database software as may be required.

To provide software technology for all adhoc billing inquiries deemed necessary by MEEMIC.

To include all information systems hardware and/or support necessary for the production of the business including terminals, personal computers, data lines, processing server and printers.

To provide all necessary controls and reports as deemed appropriate by MEEMIC to confirm the accuracy and integrity of the data produced and stored on the software systems and hardware in place.

                                 Standards
                                 ---------
Checks                             As Defined by System Tables

Billing Invoices (New &
Renewal Business                   Same Day as declaration Page is Generated

All Other Billing Invoices,
Notices, Cancellation &
Reinstatement Notices              As Defined by System Tables

Reports                            Same as Underwriting


REINSURANCE ACCOUNTING:

To include providing software technology for production and support of financial and reinsurance reports, checks, commission reports, tax filings, statistical bureau reporting, regulatory agency reporting and all other accounting and reinsurance notices.

To include software technology to provide all necessary daily, monthly, quarterly and year-end reports deemed necessary by MEEMIC to report on business statistics captured in the database software as may be required.

To provide software technology for all adhoc accounting inquiries deemed necessary by MEEMIC.

To include all information systems hardware and/or support for hardware necessary for the production of the business including terminals, personal computers, data lines, networks, processing server and printers.

To provide all necessary controls and reports as deemed appropriate by MEEMIC to confirm the accuracy and integrity of the data produced and stored on the software systems and hardware in place.



                                Standards
                                ---------

Checks                        Next Day

Reports                       Same as Underwriting

Regulatory Filings            No later than 10 Days Prior to Filing Deadline


ACTUARIAL/MARKETING:

To include software technology and/or support to provide all necessary daily, monthly, quarterly, year-end and adhoc inquiries and reports deemed necessary by MEEMIC to report on any business statistics captured in the database software as may be required.

To include all information systems hardware and/or support for hardware necessary for the production of the business, particularly product pricing, rate reviews and loss reserving, including terminals, personal computers, data lines, networks, processing server and printers.

                                Standards
                                ---------

Reports                       Same as Underwriting

Adhoc Queries                 As Mutually Agreed

EXPENSES

All expenses, as incurred by Professionals, for hardware, software and other out-of-pocket expenses should be reimbursed to Professionals by MEEMIC as set forth in Paragraph 3.02 of the Management Services Agreement.